As filed with the Securities and Exchange Commission on December 3, 2014

Registration No. 333-181613

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRATERNITY COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-3683448
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

764 Washington Boulevard

Baltimore, Maryland 21230

(410) 539-1313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fraternity Community Bancorp, Inc. 2012 Equity Incentive Plan

(Full Title of the Plan)

Thomas K. Sterner

Chairman of the Board and

Chief Executive Officer

Fraternity Community Bancorp, Inc.

764 Washington Boulevard

Baltimore, Maryland 21230

(410) 539-1313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel E. Rappoport, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Fraternity Community Bancorp, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-181613) filed by the Company on May 23, 2012 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities that may be offered or sold under the Fraternity Community Bancorp, Inc. 2012 Equity Incentive Plan.

On December 3, 2014, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fraternity Community Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on this 3rd day of December 2014.

FRATERNITY COMMUNITY BANCORP, INC.

By:	/s/ Thomas K. Sterner
Thomas K. Sterner Chairman of the Board and Chief Executive Officer (Duly authorized officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Thomas K. Sterner Thomas K. Sterner	Chairman of the Board and Chief Executive Officer (Principal executive officer)	December 3, 2014

/s/ Michelle L. Miller Michelle L. Miller	Chief Financial Officer (Principal financial and accounting officer)	December 3, 2014

* William J. Baird III	Director

* William D. Norton	Director

* Michael P. O’Shea	Director

/s/ Richard C. Schultze Richard C. Schultze	President, Chief Operating Officer and Director	December 3, 2014

Corissa J. Briglia	Director

* Pursuant to the Power of Attorney filed with the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 23, 2012.

/s/ Thomas K. Sterner Thomas K. Sterner Attorney-in-Fact		December 3, 2014